THE                        INVESTOR CONTACT:            COMPANY CONTACT:
SINGING                    Neil Berkman                 Y.P. Chan
MACHINE                    Berkman Associates           Chief Operating Officer
                           (310) 277 - 5162             (954) 596 - 1000



                              FOR IMMEDIATE RELEASE

                           THE SINGING MACHINE COMPANY
                ANNOUNCES NEW $12.5 MILLION BANK CREDIT FACILITY


         COCONUT CREEK, FL, August 21, 2003 THE SINGING MACHINE COMPANY (AMEX:
SMD) announced today that it has established a new $12.5 million credit facility with its current lender, LaSalle Business Credit, Chicago. The new facility replaces the company's existing facility with LaSalle and extends through March 31, 2004.

         This new bank credit facility is in addition to the $2.0 million in subordinated debt financing the Company completed earlier this month.

         "We want to thank LaSalle and other investors for their vote of confidence in Singing Machine's business model and our entire team. Our strategy is to generate a larger share of our sales through import programs than was the case in the past, which in combination with efficient supply chain management will reduce our inventory requirements as well as warehousing, labor and related costs. This in turn will lower our working capital needs relative to prior years and enhance our cash and competitive position. As we focus on cash flow, inventory management and cost reduction, we also are working to expand our product offerings and forge new strategic distribution partnerships. With the financing now in place, we are confident that we have the resources we need to implement our business plan and achieve our objectives for the year," said Chief Executive Officer Robert Weinberg.

ABOUT THE SINGING MACHINE COMPANY

         Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MTVTM, NickelodeonTM, Hardrock AcademyTM and MotownTM brand names. The first to provide karaoke systems for home entertainment in the United States, Singing Machine sells its products in North America, Europe and Asia.

FORWARD-LOOKING STATEMENTS

         This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about projected revenues, net income and net income per share.. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risk that we will not have sufficient funding to meet our working capital requirements; changes in demand for the Company's products; the impact of competitive products and pricing conditions in the karaoke industry and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports, including but not limited to the Company's Amended Annual Report on Form 10-KSB for the year ended March 31, 2003. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                                    * * * * *

                        THE SINGING MACHINE COMPANY, INC.
          6601 Lyons Road o Building A-7 " Coconut Creek, Florida 33073
                       (954) 596-1000 o Fax (954) 596-2000
________________________________________________________________________________